Exhibit 10.2

AMENDMENT TO

PHANTOM PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

This Amendment to PHANTOM PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT (this “Amendment”) is made as of May 20, 2026 (the “Amendment Effective Date”), by and among ChronoScale Corporation, a Nevada corporation f/k/a Ekso Bionics Holdings, Inc. (the “Company”) and Jerome Wong (the “Grantee”). Unless otherwise provided herein, all capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in that certain Phantom Performance-Based Restricted Stock Unit Agreement, entered into as of the 5th day of November, 2025 (the “Original Agreement”).

RECITALS

WHEREAS, the Company previously entered into that certain Contribution and Exchange Agreement, dated February 15, 2026, by and between Applied Digital Cloud Corporation (“Cloud”), the Company, APLD Intermediate HoldCo LLC and APLD ChronoScale HoldCo LLC (“ChronoScale HoldCo”), as a result of which, among other things, (i) the Company changed its name to ChronoScale Corporation, (ii) ChronoScale HoldCo contributed all of the issued and outstanding equity interests of Cloud to the Company in exchange for shares of common stock of the Company representing approximately 97% of the equity of Company as of the closing, and (iii) Cloud became a wholly-owned subsidiary of the Company (collectively, the “Transactions”);

WHEREAS, the consummation of the Transactions constituted a Change in Control for purposes of the Original Agreement and the 2014 Plan;

WHEREAS, settlement of the PSUs was triggered by the consummation of the Transactions;

WHEREAS, Section 6 of the Original Agreement provides that settlement of the PSUs shall be made in cash;

WHEREAS, the Company and the Grantee wish to amend the terms of the Original Agreement to provide for settlement of the PSUs in Shares as described more fully herein.

NOW THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, ChronoScale and Grantee hereby agree as follows:

1. Section 6 of the Original Agreement is hereby amended and restated in its entirety, to read as follows:

“6. Settlement of PSUs. Subject to Section 13 hereof, as soon as administratively practical following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting date occurs, the Company shall deliver to the Grantee a number of Shares equal to the number of PSUs granted pursuant to Section 1.1 of this Agreement.”

2. Entire Agreement; Effect of Amendment. Except as specifically amended by this Amendment, all of the terms and conditions of the Original Agreement shall remain in full force and effect. This Amendment, together with the Original Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede any other written or oral agreement relating to the subject matter hereof or thereof. This Amendment shall not be amended except by a written instrument executed by the Grantee and a duly authorized officer of the Company.

3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

CHRONOSCALE CORPORATION

By:	/s/ Ying Cenly Chen
Name:	Ying Cenly Chen
Title:	Chief Executive Officer

GRANTEE

Signature:	/s/ Jerome Wong
Name:	Jerome Wong

[SIGNATURE PAGE TO THE AMENDMENT]

2